Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             PROTOSOURCE CORPORATION
                      ------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         California                                              7373
         ----------                                              ----
(State or Other Jurisdiction of                     (Primary Standard Industrial
Incorporation or Organization)                       Classification Code Number)

             2300 Tulare Street, Suite 210, Fresno California 97721
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

If this form relates to the             If this form relates to the registration
registration of a class of securities   of a class of securities pursuant to
pursuant to Section 12(b) of the        Section 12(g) of the Exchange Act
Exchange Act and is effective           and is effective pursuant to General
pursuant to General Instruction         Instruction A.(d), check the
A.(c), check the following box: [X]     following box. [X]

Securities Act registration statement file number to which this form relates:
                                    333-45778
                                    ---------
                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                      Name of Each Exchange on Which
         to be so Registered                      Each Class is to be Registered

Common Stock, no par value per share              Boston Stock Exchange
-------------------------------------             ---------------------

Class B stock purchase warrant                    Boston Stock Exchange
------------------------------                    ---------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock, no par value per share
--------------------------------------------------------------------------------
                                (Title of class)

                         Class B stock purchase warrant
--------------------------------------------------------------------------------
                                (Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Reference is made to the Company's Registration Statement on Form SB-2 (Registration No.333-45778), and all amendments thereto, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. A description of the Registrant's securities to be registered, as required by
Item 202 of Regulation S-K, is incorporated herein by reference to the section entitled "Description of Securities" in the Company's Preliminary Prospectus forming a part of the Company's Registration Statement on Form SB-2, File No.333-45778, and all amendments thereto, filed with the Securities Exchange Commission on February 1, 2001.

ITEM 2. EXHIBITS

Exhibit
Number      Description of Document
------      -----------------------

A The "Description of Securities" section of the Preliminary Prospectus forming a part of the Registrant's Registration Statement on Form SB-2, File No. 333-45778, and all amendments thereto, filed on February 1, 2001, is incorporated herein by reference as referred to in Item 1.

1.1 Form of Common Stock Certificate (incorporated by referenced to the Registrant's Registration Statement on Form SB-2, File No. 333-56242).

2.1 Articles of Incorporation, as amended (incorporated by reference to the Registrant's Registration Statement on Form SB-2, File No. 333-45778).

2.2 By-Laws (incorporated by reference to the Registrant's Registration Statement on Form SB-2, File No. 333-45778).


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            PROTOSOURCE CORPORATION
                                            -----------------------
                                                  Registrant

                                            By: /s/ William Conis
                                            ------------------------------------
                                            William Conis, President &
                                            Chief Executive Officer

Date: February 2, 2001